UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: January 5, 2024

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

NovaBay Pharmaceuticals, Inc. (“we,” “us,” “our” and “NovaBay”) entered into a License and Distribution Agreement, dated January 5, 2024 (the “License Agreement”), with Sonoma Pharmaceuticals, Inc. (“Sonoma”), pursuant to which we granted Sonoma an exclusive, non-transferable license to use our Avenova brand for use by Sonoma for the sale, distribution, and marketing of Sonoma’s eye product Ocudox® and its other eyecare products (“Sonoma Products”) in the European Union (the "Territory"). As consideration for this license, Sonoma agreed to pay us a quarterly royalty equal to a percentage of net sales of Sonoma Products sold by Sonoma or its affiliates in the Territory, less any returns, rebates, discounts, sales and value-added taxes, tariff and duties, and costs of delivery. The License Agreement has a two (2) year term and is subject to automatic renewal and customary termination rights. Additionally, either party, upon prior written notice of an agreed upon number of days to the other party, may terminate the License Agreement for any reason.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

On January 9, 2024, we issued a joint press release with Sonoma announcing the License Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1†	License and Distribution Agreement by and between NovaBay and Sonoma, dated, January 5, 2024
99.1	Press release issued by NovaBay and Sonoma, dated January 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain schedules and exhibits were omitted as well as certain confidential portions of the agreements by means of marking such portions with brackets (due to such confidential portions not being material and being competitively harmful if publicly disclosed) pursuant to Item 601 of Regulation S-K promulgated by the Securities and Exchange Commission. NovaBay agrees to supplementally furnish a copy of any omitted schedule, exhibit or confidential portions to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

	By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: January 10, 2024